Exhibit 99

November 16, 2006

HELMERICH & PAYNE, INC. ANNOUNCES EARNINGS AND NEW CONTRACTS

Tulsa, OK — Helmerich & Payne, Inc. announced net income of $293,858,000 ($2.77 per diluted share) from operating revenues of $1,224,813,000 for its fiscal year ended September 30, 2006, compared with net income of $127,606,000 ($1.23 per diluted share) from operating revenues of $800,726,000 for the previous fiscal year.  Included in net income were gains from the sale of portfolio securities of $0.12 per share during fiscal 2006, and $0.16 per share during fiscal 2005.

Net income for the fourth quarter of fiscal 2006 was $98,496,000 ($0.93 per diluted share) from operating revenues of $358,799,000, compared with net income of $36,121,000 ($0.34 per diluted share) from operating revenues of $233,210,000 during last year’s fourth quarter.  Included in net income were gains from the sale of portfolio securities of $0.05 per share during the fourth quarter of 2006, and less than $0.01 per share during the fourth quarter of 2005. This year’s fourth quarter benefited from a lower effective tax rate of 27.2%, compared to 37.8% during the previous quarter, primarily due to adjustments made to certain international deferred tax accounts.

Helmerich & Payne, Inc. also announced today that it had signed separate three-year term agreements with three exploration and production companies to operate a total of seven new FlexRigs®*.  Other terms and customer names were not disclosed.  This brings to 73, the total number of new FlexRigs to be built by H&P with at least three-year commitments that have been announced by the Company since March, 2005.  To date, 28 of the new builds have been completed, with the remaining 45 scheduled for completion by the end of calendar 2007.

Company President and C.E.O., Hans Helmerich commented, “The Company posted another record year in 2006.  Our earnings for the current year more than doubled our previous all-time high of one year ago.  We are also pleased to announce seven additional FlexRig orders, bringing our newbuild book to 73.  Significantly, these orders were secured during a time of market uncertainty and natural gas price volatility.  We believe it is an indication of the customers’ strong preference for the FlexRig as a solution over conventional rigs even if overall rig availability becomes less of an issue.  Our contention is that customer demand for drilling rigs that provide improved efficiencies, safety, and reliability will continue to push opportunities for the Company and provide us with attractive growth prospects.”

(Over)

November 16, 2006
News Release

Operations Summary

Segment operating income in the Company’s U.S. land rig operations increased to $103,679,000 for the fourth quarter of fiscal 2006, from $56,028,000 for the same period last year, and from $93,708,000 for this year’s third quarter.  Average revenue per rig day rose to $24,343 and cash margins per rig day to $13,288 for this year’s fourth quarter, compared with $23,503 revenue per rig day and $12,938 cash margins per rig day for the previous quarter.  During the fourth quarter of 2006, rig utilization averaged 99% (including one rig recently returned from an international location and not currently marketed) compared with 95% during last year’s fourth quarter, and 100% during this year’s third quarter.  Total U.S. land rig revenue days increased by 861.  The Company anticipates similar increases in activity days in the coming quarters as additional new builds come on line at the rate of approximately three to four per month.  Slightly over 50% of the segment’s potential activity days are already contracted for fiscal 2007.

The Company’s offshore platform rig business reported segment operating income of $6,892,000 for the fourth quarter of fiscal 2006, compared with $4,720,000 for the fourth quarter 2005 and $7,635,000 for the third quarter of 2006.  Rig utilization was 69% during this year’s fourth quarter, compared with 65% during last year’s fourth quarter, and 73% during this year’s third quarter.  Of the Company’s 11 platform rigs, six are currently active, one is contracted and waiting on location, and two of the four idle rigs are currently held for sale pursuant to a purchase option agreement.  If the purchase option is exercised, the transaction will close in the second quarter of fiscal 2007.

International segment operating income during the fourth quarter of 2006 was $17,077,000, compared with $3,910,000 for last year’s fourth quarter, and $17,685,000 for this year’s third quarter.   Rig utilization for international operations rose to 95% for the quarter, up from 85% during last year’s fourth quarter, and 93% during this year’s third quarter.  For comparative purposes, third quarter international segment operating income was positively impacted by $2.1 million resulting from billings to the Company’s major customer in Venezuela, PDVSA, for retroactive increases in dayrates attributable to work performed during the second quarter of 2006.

The Company also announced that during the fourth quarter of fiscal 2006, it had purchased over 1.3 million shares of Helmerich & Payne stock. To date during the first quarter of fiscal 2007, the Company purchased an additional 682,000 shares of the Company’s stock, for a total of approximately 2.0 million shares.  To partially fund the purchases, the Company sold 150,000 shares of Schlumberger during September, and 500,000 additional shares to date since October 1.  In total, the sale of 650,000 shares of Schlumberger has generated pre-tax proceeds of approximately $39.1 million.

Helmerich & Payne, Inc. is a contract drilling company that owns 117 U.S. land rigs, 11 U.S. platform rigs located in the Gulf of Mexico, and 27 international rigs, for a total of 155 rigs. Included in the total fleet of 155 rigs are 78 H&P-designed and operated FlexRigs. The Company has reached contractual agreements with customers that will result in the construction of 45 additional FlexRigs.

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November 16, 2006
News Release

Helmerich & Payne, Inc.’s conference call/webcast is scheduled for this morning and can be accessed at http://www.hpinc.com under Investors and will begin at 11:00 a.m. Eastern Time (10:00 a.m. Central Time).  If you are unable to participate during the live webcast, the call will be archived for a year on H&P’s website indicated above.

Statements in this release and information disclosed in the conference call and webcast that are “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934 are based on current expectations and assumptions that are subject to risks and uncertainties. For information regarding risks and uncertainties associated with the Company’s business, please refer to “Risk Factors” and “Management’s Discussion & Analysis of Results of Operations and Financial Condition” sections of the Company’s SEC filings, including but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q.  As a result of these factors, Helmerich & Payne, Inc.’s actual results may differ materially from those indicated or implied by such forward-looking statements.

*FlexRig® is a registered trademark of Helmerich & Payne, Inc.

Contacts:	Doug Fears
(918) 588-5208
Juan Pablo Tardio
(918) 588-5383

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News Release
November 16, 2006

HELMERICH & PAYNE, INC.
Unaudited
(in thousands, except per share data)

	Three Months Ended			Fiscal Year Ended
	June 30	September 30		September 30
CONSOLIDATED STATEMENTS OF INCOME	2006	2006	2005	2006	2005

Operating Revenues:
Drilling — U.S. Land	$214,864	$247,776	$157,335	$829,062	$527,637
Drilling — U.S. Offshore	34,568	34,789	26,011	132,580	84,921
Drilling — International	67,831	73,587	47,180	252,792	177,480
Real Estate	2,533	2,647	2,684	10,379	10,688
	319,796	358,799	233,210	1,224,813	800,726

Operating costs and other:
Operating costs, excluding depreciation	169,429	194,738	137,188	661,563	484,231
Depreciation	25,076	30,199	25,643	101,583	96,274
General and administrative	13,049	12,929	10,496	51,873	41,015
Income from asset sales	(1,895)	(1,061)	(1,160)	(7,492)	(13,550)
	205,659	236,805	172,167	807,527	607,970

Operating income	114,137	121,994	61,043	417,286	192,756

Other income (expense):
Interest and dividend income	2,633	2,215	1,984	9,834	5,809
Interest expense	(1,281)	(837)	(2,960)	(6,644)	(12,642)
Gain on sale of investment securities	9,390	7,756	656	19,866	26,969
Other	1,085	40	(610)	639	(235)
	11,827	9,174	(930)	23,695	19,901

Income before income taxes and equity in income of affiliates	125,964	131,168	60,113	440,981	212,657

Income tax provision	47,636	35,713	24,553	154,391	87,463

Equity in income of affiliates net of income taxes	1,647	3,041	561	7,268	2,412
NET INCOME	$79,975	$98,496	$36,121	$293,858	$127,606

Earnings per common share:
Basic	$0.76	$0.94	$0.35	$2.81	$1.25
Diluted	$0.75	$0.93	$0.34	$2.77	$1.23

Average common shares outstanding:
Basic	105,019	105,003	103,231	104,658	102,174
Diluted	106,419	106,176	105,495	106,091	104,066

A reclassification has been made to prior period amounts to conform to the current period presentation of including income from asset sales in operating income.

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News Release
November 16, 2006

HELMERICH & PAYNE, INC.
Unaudited
 (in thousands)

CONSOLIDATED CONDENSED BALANCE SHEETS	9/30/06	9/30/05

ASSETS
Cash and cash equivalents	$33,853	$288,752
Short-term investments	48,673	388
Other current assets	346,165	210,657
Total current assets	428,691	499,797
Investments	218,309	178,452
Net property, plant, and equipment	1,483,134	981,965
Other assets	4,578	3,136
TOTAL ASSETS	$2,134,712	$1,663,350

LIABILITIES AND SHAREHOLDERS’ EQUITY
Total current liabilities	$264,548	$89,481
Total noncurrent liabilities	313,272	294,631
Long-term notes payable	175,000	200,000
Total shareholders’ equity	1,381,892	1,079,238

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,134,712	$1,663,350

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News Release
November 16, 2006

HELMERICH & PAYNE, INC.
Unaudited
 (in thousands)

	Years Ended September 30
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS	2006	2005

OPERATING ACTIVITIES:
Net income	$293,858	$127,606
Depreciation	101,583	96,274
Changes in assets and liabilities	(48,167)	33,091
Gain on sale of assets and investment securities	(27,222)	(40,519)
Other	(2,708)	(4,214)
Net cash provided by operating activities	317,344	212,238

INVESTING ACTIVITIES:
Capital expenditures	(528,905)	(86,805)
Purchase of investments	(148,440)	(5,000)
Proceeds from sale of assets & investment securities	128,463	94,531
Net cash provided by (used in) investing activities	(548,882)	2,726

FINANCING ACTIVITIES:
Dividends paid	(17,712)	(16,866)
Repurchase of common stock	(31,931)	—
Proceeds from exercise of stock options	12,372	25,358
Net proceeds from short-term notes	3,721	—
Excess tax benefit from stock-based compensation	10,189	—
Net cash provided by (used in) financing activities	(23,361)	8,492

Net increase (decrease) in cash and cash equivalents	(254,899)	223,456
Cash and cash equivalents, beginning of period	288,752	65,296
Cash and cash equivalents, end of period	$33,853	$288,752

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News Release
November 16, 2006

	Three Months Ended			Fiscal Year Ended
	June 30	September 30		September 30
SEGMENT REPORTING	2006	2006	2005	2006	2005
	(in thousands, except days and per day amounts)
US LAND OPERATIONS
Revenues	$214,864	$247,776	$157,335	$829,062	$527,637
Direct operating expenses	102,094	120,513	82,852	398,873	294,164
General and administrative expense	2,903	2,914	2,543	12,807	8,594
Depreciation	16,159	20,670	15,912	66,127	60,222
Segment operating income	$93,708	$103,679	$56,028	$351,255	$164,657

Activity days	8,716	9,577	7,994	34,414	30,968
Average rig revenue per day	$23,503	$24,343	$18,563	$22,751	$15,941
Average rig expense per day	$10,565	$11,055	$9,246	$10,250	$8,403
Average rig margin per day	$12,938	$13,288	$9,317	$12,501	$7,538
Rig utilization	100%	99%	95%	99%	94%

US OFFSHORE OPERATIONS
Revenues	$34,568	$34,789	$26,011	$132,580	$84,921
Direct operating expenses	22,726	23,439	17,443	88,293	52,786
General and administrative expense	1,319	1,336	1,103	5,920	3,825
Depreciation	2,888	3,122	2,745	11,360	10,602
Segment operating income	$7,635	$6,892	$4,720	$27,007	$17,708

Activity days	728	672	654	2,743	2,122
Average rig revenue per day	$39,931	$38,695	$29,782	$38,728	$29,228
Average rig expense per day	$25,210	$24,198	$17,838	$24,041	$15,967
Average rig margin per day	$14,721	$14,497	$11,944	$14,687	$13,261
Rig utilization	73%	69%	65%	69%	53%

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News Release
November 16, 2006

	Three Months Ended			Fiscal Year Ended
	June 30	September 30		September 30
SEGMENT REPORTING	2006	2006	2005	2006	2005
	(in thousands, except days and per day amounts)
INTERNATIONAL OPERATIONS
Revenues	$67,831	$73,587	$47,180	$252,792	$177,480
Direct operating expenses	44,258	50,257	36,870	172,606	135,837
General and administrative expense	1,028	992	794	3,498	2,563
Depreciation	4,860	5,261	5,606	19,512	20,107
Segment operating income	$17,685	$17,077	$3,910	$57,176	$18,973

Activity days	2,300	2,324	2,024	8,812	7,491
Average rig revenue per day	$24,698	$25,242	$19,168	$23,404	$19,332
Average rig expense per day	$15,096	$15,465	$14,416	$14,806	$14,039
Average rig margin per day	$9,602	$9,777	$4,752	$8,598	$5,293
Rig utilization	93%	95%	85%	90%	77%

Per day calculations for international operations exclude gains and losses from translation of foreign currency transactions.

Operating statistics exclude the effects of offshore platform and international management contracts, and do not include reimbursements of “out-of-pocket” expenses in revenue per day, expense per day and margin calculations.

Reimbursed amounts were as follows:

US Land Operations	$10,012	$14,645	$8,943	$46,098	$33,989
US Offshore Operations	$2,657	4,034	$4,213	13,933	$9,506
International Operations	$6,575	10,487	$4,207	28,983	$15,215

REAL ESTATE
Revenues	$2,533	$2,647	$2,684	$10,379	$10,688
Direct operating expenses	836	877	583	3,524	3,622
Depreciation	605	630	589	2,444	2,352
Segment operating income	$1,092	$1,140	$1,512	$4,411	$4,714

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News Release
November 16, 2006

Segment operating income is a non-GAAP financial measure of the Company’s performance, as it excludes general and administrative expenses, corporate depreciation, income from asset sales and other corporate income and expense. The Company considers segment operating income to be an important supplemental measure of operating performance for presenting trends in the Company’s core businesses.  This measure is used by the Company for planning and budgeting purposes and to facilitate period-to-period comparisons in operating performance of the Company’s reportable segments in the aggregate by eliminating items that affect comparability between periods.  The Company believes that segment operating income is useful to investors because it provides a means to evaluate the operating performance of the segments and the Company on an ongoing basis using criteria that are used by our internal decision makers.  Additionally, it highlights operating trends and aids analytical comparisons.  However, segment operating income has limitations and should not be used as an alternative to operating income or loss, a performance measure determined in accordance with GAAP, as it excludes certain costs that may affect the Company’s operating performance in future periods.

The following table reconciles segment operating income per the information above to income before income taxes and equity in income of affiliate as reported on the Consolidated Statements of Income (in thousands).

	Three Months Ended			Fiscal Year Ended
	June 30	September 30		September 30
SEGMENT REPORTING	2006	2006	2005	2006	2005
Segment Operating income
US Land	$93,708	$103,679	$56,028	$351,255	$164,657
US Offshore	7,635	6,892	4,720	27,007	17,708
International	17,685	17,077	3,910	57,176	18,973
Real Estate	1,092	1,140	1,512	4,411	4,714
Segment operating income	$120,120	$128,788	$66,170	$439,849	$206,052
Corporate general and administrative	(7,799)	(7,687)	(6,056)	(29,648)	(26,033)
Other depreciation	(564)	(516)	(791)	(2,140)	(2,991)
Inter-segment elimination	485	348	560	1,733	2,178
Income from asset sales	1,895	1,061	1,160	7,492	13,550
Operating income	$114,137	$121,994	$61,043	$417,286	$192,756

Other income (expense):
Interest and dividend income	2,633	2,215	1,984	9,834	5,809
Interest expense	(1,281)	(837)	(2,960)	(6,644)	(12,642)
Gain on sale of investment securities	9,390	7,756	656	19,866	26,969
Other	1,085	40	(610)	639	(235)
Total other income (expense)	11,827	9,174	(930)	23,695	19,901

Income before income taxes and equity in income of affiliate	$125,964	$131,168	$60,113	$440,981	$212,657

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